                                                                      EXHIBIT 11

                      CREATIVE COMPUTER APPLICATIONS, INC.

                    COMPUTATION OF EARNINGS PER COMMON SHARE


                                                   SIX MONTHS ENDED               THREE MONTHS ENDED
                                                   FEBRUARY 28 & 29,               FEBRUARY 28 & 29,
                                                   -----------------              -------------------

                                                  2001             2000             2001            2000
                                                  ----             ----             ----            ----

AVERAGE MARKET PRICE PER SHARE              $         0.63    $         2.36   $         0.49    $     2.37
                                            ==============    ==============   ==============    ==========


NET INCOME (LOSS)                           $     (751,952)   $      167,109   $     (330,503)   $    9,777
                                            ==============    ==============   ==============    ==========


Basic weighted average number of common
     shares outstanding                          3,173,575         3,129,342        3,173,575     3,135,758

Diluted effect of stock options                       --             396,522             --         398,417
                                            --------------    --------------   --------------    ----------

Diluted weighted average number of common
     shares outstanding                          3,173,575         3,525,864        3,173,575     3,534,175
                                            ==============    ==============   ==============    ==========

Basic earnings per share                    $        (0.24)   $         0.05   $        (0.10)   $     0.00
                                            ==============    ==============   ==============    ==========

Diluted earnings per share                  $        (0.24)   $         0.05   $        (0.10)   $     0.00
                                            ==============    ==============   ==============    ==========
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